EXHIBIT 10.4

                      Stevia rebaudiana Planting Agreement

Party A: Qufu Natural Green Engineering Company, Limited ("Qufu").
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Party B: _______Village, Xiaoxue Town, Qufu, Shandong Province

In order to boost the cooperation and development between both parties, after negotiation, the following agreement of Stevia rebaudiana Planting is signed under the desire of both parties':

1. Payment: Party B agrees to rent total ______ Mu high-fertilized farmland to Party A at the annual rate of $115 USD/Mu. The payment would be split into 2 parts, Party A shall make the first 50% of total amount to Party B within 30 days after the agreement is signed; the rest 50% shall be made before the end of the following year;

2. Management: It is agreed that Party A shall be responsible for guidance and planting technologies of Sweet Leaf Chrysanthemum as well as all costs, including labor (labor fee will be further negotiated); Party B shall be responsible for labor and organization based on requirements from Party A;

3. Harvest: Neither any individual nor any party is allowed to collect or sell sweet leaf chrysanthemum during the harvest season rather than Party A; otherwise, in addition to withdraw the rent fee and stop the payment for labor, Party A also has the right to sue the responsible party (or individual) according to the contract law;

4. Except for providing a good exterior environment, a place for plants gathering and several offices for technical and management staff to Party A free of charge, Party B also shall be responsible to install a telephone and ensure the accessibility of water, electricity and road as well as tame the land.

5. This agreement exits 2 copies, one for each party. Neither party shall violate the agreement; otherwise, the violator shall be responsible for all the possible lost. If any unenforcement happens due to natural disaster or force majeure, both parties will make the decision after further discussion.

6. This agreement will be effective as soon as both parties signs, should any unstated issues will be discussed later.


Party A sign and date:

Party B sign and date:

Date: